UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2020

PB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37676	47-5150586
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
40 Main Street, Putnam, Connecticut		06260
(Address of Principal Executive Offices)		(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PBBI	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on May 1, 2020 of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 22, 2019 (the “Merger Agreement”), by and among Centreville Bank, a Rhode Island-chartered mutual savings bank (“Centreville”), PB Bancorp, Inc., a Maryland corporation (“PB Bancorp”), and Putnam Bank, a Connecticut-chartered stock savings bank.  PBBI Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Centreville that was formed solely to facilitate the transaction contemplated by the Merger Agreement (“Merger Sub”), merged with and into PB Bancorp, with PB Bancorp as the surviving entity, effective as of 12:01 a.m., eastern time, on May 1, 2020 (the “Effective Time”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 1, 2020, pursuant to the Merger Agreement, Merger Sub merged with and into PB Bancorp, with PB Bancorp as the surviving entity (the “Merger”).  Immediately after the Effective Time, Putnam Bank transferred all of Putnam Bank’s assets to Centreville, and Centreville assumed all of Putnam Bank’s liabilities, including all of Putnam Bank’s deposit liabilities and any contingent liabilities (collectively, the “Bank Combination”).  Immediately after the Bank Combination, each of PB Bancorp and Putnam Bank was dissolved and Putnam Bank’s charter was relinquished to the Banking Commissioner of the State of Connecticut (collectively, the “Dissolution”).

Under the terms of the Merger Agreement, each share of PB Bancorp common stock was converted into the right to receive $15.25 in cash (the “Merger Consideration”). At the Effective Time, each option to purchase PB Bancorp common stock issued by PB Bancorp was canceled and the holder received the right to receive a cash payment equal to $15.25 minus the option exercise price. Additionally, at the Effective Time, each restricted stock award issued that was outstanding at the Effective Time, vested in full and such shares were converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to PB Bancorp’s Current Report on Form 8-K filed on October 23, 2019 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger and subsequent Dissolution, PB Bancorp no longer fulfills the listing requirements of the Nasdaq Stock Market (“Nasdaq”).  On May 1, 2020, PB Bancorp notified Nasdaq that trading in PB Bancorp common stock should be suspended and the listing of PB Bancorp common stock should be removed, in each case prior to the opening of the market on May 1, 2020.  Nasdaq has filed a notification of removal from listing of PB Bancorp common stock on Form 25 with the Securities and Exchange Commission to deregister PB Bancorp’s common stock under Section 12 of the Securities Exchange Act of 1934.  Centreville, as successor to PB Bancorp, intends to file a Form 15 with the Securities and Exchange Commission to suspend PB Bancorp’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, PB Bancorp’s directors and executive officers ceased serving in such capacities.  At the Effective Time, John P. Miller, a director of PB Bancorp, was appointed as a member of the Board of Trustees of Centreville.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the consummation of the Merger, the Articles of Incorporation and the Bylaws of PB Bancorp ceased to be in effect.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b) Pro Forma Financial Information.  Not Applicable

(c) Shell Company Transactions. Not Applicable

(d) Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger among Centreville Bank, PB Bancorp, Inc. and Putnam Bank, dated October 19, 2019
*	Incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on October 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTREVILLE BANK, AS SUCCESSOR TO PB BANCORP, INC.
Dated: May 1, 2020	By:	/s/ Harold M. Horvat
Harold M. Horvat
President and Chief Executive Officer